Exhibit 5.1

701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 PHONE 206.883.2500 FAX 206.883.2699 www.wsgr.com

September 23, 2016

Apptio, Inc.

11100 NE 8th Street, Suite 600

Bellevue, WA 98004

Re:	Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Apptio, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 16,129,789 shares of Class A common stock, par value $0.0001 per share, and 11,579,789 shares of Class B common stock, par value $0.0001 per share, consisting of: (i) 3,800,000 shares of Class A common stock reserved for issuance under the 2016 Equity Incentive Plan, (ii) 750,000 shares of Class A common stock reserved for issuance under the 2016 Employee Stock Purchase Plan, (iii) 3,712,129 shares of Class B common stock reserved for issuance under the 2011 Executive Equity Incentive Plan (and the 3,712,129 shares of Class A common stock issuable upon conversion of such shares of Class B common stock), and (iv) 7,867,660 shares of Class B common stock reserved for issuance under the 2007 Stock Plan (and the 7,867,660 shares of Class A common stock issuable upon conversion of such shares of Class B common stock) (which plans are referred to herein as the “Plans” and which shares of Class A common stock and Class B common stock are collectively referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

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